UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

CORRECTIONS (INCREASE) TO HISTORICAL FY2011 EBITDA INFORMATION STATED IN PRESS RELEASE; 2012 REPORTED INFORMATION UNCHANGED

All 2012 information set forth in the BGC Partners, Inc. (the “Company”) press release dated February 14, 2013 was reported correctly as of that date. The historical FY2011 Adjusted EBITDA figure (and Reconciliation) for the Company, which had been correctly reported in previous filings, should have been stated higher as $275.8 million, instead of the $254.8 million that was stated. The corresponding FY2011 Reconciliation line items were updated as appropriate.

Documents containing the correct historical information have been posted in the Investor Relations section of the Company’s website at www.bgcpartners.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: February 21, 2013	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated February 21, 2013, regarding certain corrections to February 14, 2013 press release]